Exhibit 99.1
FINAL
SONICWALL ACQUIRES LASSO LOGIC, INC. AND ENKOO
Continuous data protection and remote access technologies strengthen
SonicWALL leadership in SMB, answer market demand for converged solutions
SUNNYVALE, CALIF. – November 21, 2005—SonicWALL, Inc. (NASDAQ: SNWL) a leading provider of security, mobility and productivity solutions, today announced that it has acquired data backup solutions company Lasso Logic, Inc. (Lasso) and the assets of enKoo, a developer of remote access technology.
San Francisco-based Lasso is an early-stage company providing continuous data protection for backup and recovery solutions, for the small and medium business (SMB) market. Lasso’s tapeless, hands-free, appliance-based technology redefines the traditional approach to data backup and eliminates the need to purchase separate backup software, hardware, servers and storage products. enKoo, based in San Jose, Calif., brings to SonicWALL a wealth of award-winning, secure remote access technology for SMBs.
Today’s move underscores SonicWALL’s commitment to creating profitable opportunities for its channel partners by offering them an integrated portfolio of affordable alternatives to complex, expensive technology. SonicWALL’s global network of reseller partners will now benefit from the ability to sell an end-to-end data protection suite from a single supplier that understands the unique requirements of SMBs.
With these acquisitions, SonicWALL is able to address the growing channel and end user demand for simple and affordable remote access, for secure backup that avoids the complexity and inefficiency of tape, and for easy recovery of data in the event of disasters. The acquisitions provide SonicWALL with a strong entry point to the growing data protection segment and extend its remote access capabilities with an award-winning feature set.
“Small and medium-sized businesses share a number of key concerns about their data: they want to know that their information is safe; they want to access it whenever they need to; and they want assurance that only authorized individuals can access it,” said Matthew Medeiros, president and chief executive officer of SonicWALL.
“We see continuous, dynamic data protection as a natural extension of our product line, complementing our existing capabilities in secure content management, unified threat management and remote access to provide the industry’s leading end-to-end offering for SMBs. We’re confident the timing is right to bring our unique approach and unrivalled channel strengths to bear in this market.”
SonicWALL already has seen rapid market acceptance of its remote access SSL-VPN 2000 product, launched in September 2005. The addition of enKoo’s award-winning technology in SSL-VPN will enable SonicWALL to improve its ability to meet the needs of a wider customer base by integrating key features, such as Citrix support, remote administrative control of client systems, one-time passwords, and additional HTTP re-write capabilities.
The Lasso continuous data backup and recovery solution will provide SonicWALL resellers with new revenue opportunities that are a natural extension to their core business. Lasso’s flagship product, Lasso CDP, is the only continuous data protection appliance that provides end-to-end data protection for the SMB market. The disk-based solution includes user-level instant data recovery, central administration and Lasso’s breakthrough hands-free local and offsite data protection technology, which eliminates the need for data to be manually transported to remote locations. Lasso’s technology addresses channel partners’ desires to grow their services business while providing them with a product that is simple to integrate, administer and manage — qualities that resonate strongly with end users.
Financial terms were not immediately disclosed.
Conference Call
A conference call to discuss the acquisition of Lasso Logic, Inc. and the purchase of the assets of enKoo will take place at 8 a.m. PST (11 a.m. EST) on Monday, November 21, 2005. SonicWALL President and CEO Matt Medeiros and SonicWALL CFO Rob Selvi will host the call. A web cast of the live call can be accessed at http://www.sonicwall.com/company/webcast.html. To access the live call by telephone, dial (800) 252-5474 (domestic) or (706) 643-1538 (international), and provide conference call ID #2772183. A replay of the call will be available beginning at approximately 10 a.m. PST (1 p.m. EST) on Nov. 21, 2005 at the Company’s website or at approximately 9 a.m. PST (12 p.m. EST) by telephone at (800) 642-1687 (domestic) or (706) 645-9291 (international). The telephone replay will be available through Nov. 28, 2005, and the web site replay will be available for 30 days.
About SonicWALL, Inc.
SonicWALL, Inc. is a leading provider of integrated network security, mobility, and productivity solutions for the SMB, enterprise, e-commerce, education, healthcare, retail/point-of-sale, and government markets. SonicWALL, Inc. is headquartered in Sunnyvale, CA. SonicWALL trades on the NASDAQ exchange under the symbol SNWL. For more information, contact SonicWALL at +1 (408) 745-9600 or visit the company web site at http://www.sonicwall.com/.
About Lasso Logic
Lasso Logic offers continuous data protection solutions that reduce downtime after failure from hours or days to minutes. Lasso offers reliable, zero-touch, hassle-free backup solutions that provide enterprise-level data protection at affordable prices. Lasso Logic’s flagship product, Lasso CDP, protects against data loss resulting from events such as user error, hardware failure, virus corruption and theft. Lasso CDP includes local and off-site backup, file sharing, unlimited versions, instant recovery features and remote administration for desktops, mobile PCs and servers. For more information, please visit http://www.lassologic.com.
About enKoo
enKoo’s mission is to deliver simple, affordable and highly secure remote access solutions to the small-medium sized business and branch office market. The company’s products enable remote employees, mobile workers, and business partners to securely access email, applications, or files on their PC or company servers with the use of a browser. enKoo’s solutions are designed to be easy to setup and use, while providing the highest quality and lowest total cost of ownership of any remote access solution in the market. For more information, please visit http://www.enkoo.com.

For Additional Information Contact:
Mary McEvoy	Judy Radlinsky
SonicWALL, Inc.	The Hoffman Agency
+1 (408) 962-7110	+ 1 (408) 975 3039
mmcevoy@sonicwall.com	jradlinsky@hoffman.com
Denise Franklin
SonicWALL Investor Relations
+ 1 (408) 752-7907
dfranklin@sonicwall.com
Safe Harbor Regarding Forward-Looking Statements
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include but are not limited to statements regarding SonicWALL’s position as a supplier of remote access and continuous data protection systems; our ability to create profitable opportunities for our channel partners; our ability to create affordable alternatives to complex, expensive technologies; our ability to succeed in the market of data protection; our ability to provide our customers with end-to-end data protection; our ability to extend the remote access capabilities of our products to reach a wider customer base; and the continued market acceptance of our SSL VPN product; These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. In addition, please see the “Risk Factors” described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K/A for the year ended December 31, 2004, for a more detailed description of the risks facing our business. All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.
NOTE: SonicWALL is a registered trademark of SonicWALL, Inc. Other product and company names mentioned herein may be trademarks and/or registered trademarks of their respective companies.